Exhibit 10.3

VOTING AGREEMENT

VOTING AGREEMENT, dated as of October 24, 2014 (this “Agreement”), among KIP Overseas Platform Expansion Fund (“KIP”), and certain stockholders of BiopharmX Corporation, a Delaware corporation (“Company”), identified on Schedule I hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, KIP has subscribed for up to $3 million of the Company (the “Subscription”) pursuant to a Subscription Agreement dated October 24, 2014 (the “Subscription Agreement”);

WHEREAS, as of the date hereof, each Stockholder is the record and Beneficial Owner of the number of shares of Common Stock set forth opposite such Stockholder’s name on Schedule I attached hereto (with respect to each Stockholder, such Stockholder’s “Existing Shares” and, together with any shares of Common Stock or other voting capital stock of Company acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or by means of purchase, dividend, distribution or otherwise, such Stockholder’s “Shares”); and

WHEREAS, in connection with the Subscription, KIP has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement for the benefit of the Series A Preferred Stock Holders; and

NOW, THEREFORE, to induce KIP and Merger Sub to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.              Definitions.

For purposes of this Agreement:

 (a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” as within the meaning of Section 13(d)(3) of the Exchange Act.

 (b) “Common Stock” shall mean at any time the Common Stock, $.001 par value, of the Company.

 (c) “Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

 (e) Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Subscription Agreement.

1

2.             Agreements.

(a)    Voting Agreement. Each Stockholder shall, from time to time, at any meeting of stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, cause the Shares to be counted as present for purposes of establishing a quorum, and vote or consent (or cause to be voted or consented), in person or by proxy, the Shares then held of record or Beneficially Owned by the Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, and any other voting securities of Company (whether acquired heretofore or hereafter), in favor of any merger or sale of the Company or substantially all of its assets which has been approved by the Company’s Board of Directors and by at holders of at least 50% of the then-outstanding Series A (a “Combination Transaction”).

(b)     No Inconsistent Arrangements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, he or she shall not grant any proxy, power-of-attorney or other authorization in or with respect to the Shares or deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

(c)    Grant of Irrevocable Proxy; Appointment of Proxy.

            (i) In accordance with the agreement to vote Shares set forth in paragraph 2(a) of this Agreement, and subject to the proviso contained therein, each Stockholder hereby irrevocably grants to, and appoints, KIP or any designee of KIP the Stockholder’s lawful agent, attorney and proxy (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Shares, or grant a consent or approval in respect of the Shares in favor of a Combination Transaction. Each Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

 (ii) Each Stockholder represents that any proxies heretofore given in respect of the Stockholder’s Shares are not irrevocable, and that any such proxies are hereby revoked.

(d)    Drag-Along Agreement.

If the share holders (the “Drag-Along Shareholders”) of (1) a majority (67% or more) of Series A Preferred Shares or (2) a majority (67% or more) of all Shareholders including Common and Preferred Shares, approve a Transfer of all Shares held by them to a purchaser, or approve a proposed Trade Sale (each, a “Drag-Along Sale”), then, in any such event, upon written notice from such holders of Series A Preferred Shares requesting them to do so, each of the other shareholders of the Company (the “Dragged Shareholders”) shall (i) vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Drag-Along Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Sale; (ii) transfer all of their Shares in such Drag-Along Sale to such purchaser; (iii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Sale; and (iv) take all actions reasonably necessary to consummate the proposed Drag-Along Sale, including without limitation amending the then existing Amended M&AA. The drag-along rights as provided in this Section 6 shall not be exercised unless the proposed amount of consideration to be paid by the purchaser(s) is not less than US$80,000,000, the Drag- Along Shareholders shall still be entitled to exercise such drag-along rights pursuant to the provisions hereunder. Notwithstanding any provision to the contrary, the share transfer restrictions of Section 5 of this Agreement shall not apply to any transfers made pursuant to this Section 6.

(i) Representation and Undertaking

Any such sale or disposition by the Dragged Shareholders shall be on the terms and conditions as the proposed Drag-Along Sale by the Drag-Along Shareholders. Such Dragged Shareholders shall be required to make customary and usual representations and warranties in connection with the Drag-Along Sale, including, without limitation, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such persons or entities; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Shareholders or any material contract to which such Dragged Shareholders is a party or by which they are bound and shall, without limitation as to time, indemnify and hold harmless to the full extent permitted by law, the purchasers against all obligations, cost, damages, expenses, losses, judgments, assessments, or other liabilities including, without limitation, any special, indirect, consequential or punitive damages, any court costs, costs of preparation, attorney’s fees or expenses, or any accountant’s or expert witness’ fees arising out of, in connection with or related to any breach or alleged breach of any representation or warranty made by, or agreements, understandings or covenants of such Dragged Shareholders as the case may be, under the terms of the agreements relating to such Drag-Along Sale.

Each of the Dragged Shareholders undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority or any third party (the “Consents”), which are required to be obtained or made in connection with the Drag-Along Sale.

(ii) Drag-Along Notice.

Prior to making any Drag-Along Sale in which the Drag-Along Shareholders wish to exercise their rights under this Section 6, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed date of the Drag-Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (a) the name and address of the purchasers; (b) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by each of the purchasers; (c) the Drag-Along Sale Date; (d) the number of shares held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders; and (e) the number of shares of the Dragged Shareholders to be included in the Drag-Along Sale.

2

(iii) Transfer Certificate.

On the Drag-Along Sale Date, each of Drag-Along Shareholders and the Dragged Shareholders shall each deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Shares to be included in the Drag-Along Sale, duly endorsed for transfer with signatures guaranteed, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice.

(iv) Payment.

If the Drag-Along Shareholders or the Dragged Shareholders receive the purchase price for their shares or such purchase price is made available to them as part of a Drag-Along Sale and, in either case they fail to deliver certificates evidencing their shares as described in this Section 6, they shall for all purposes be deemed no longer to be a shareholder of the Company (with the record books of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any shares held by them, shall have no other rights or privileges as a shareholder of the Company. In addition, the Company shall stop any subsequent transfer of any such shares held by such shareholders.

(v) Definition of Trade Sale.

For purposes of this Agreement, an “Trade Sale” shall mean (a) a sale, lease, transfer or other disposition of all or substantially all of the assets of Company, (b) a transfer or an exclusive licensing of all or substantially all of the intellectual property of Company, (c) a sale, transfer or other disposition of 51% or more of the issued and outstanding share capital of Company or a 51% or more of the voting power of Company; or (d) a merger, consolidation or other business combination of Company with or into any other business entity in which the shareholders of Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

3.             Representations And Warranties of The Stockholders. Each Stockholder hereby represents and warrants to KIP as follows:

(a)     Ownership of Shares. The Stockholder is the record and Beneficial Owner of the Existing Shares. On the date hereof, the Existing Shares constitute all of the Shares owned of record or Beneficially Owned by the Stockholder. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

3

(b)    Power; Binding Agreement. The Stockholder has the legal capacity to enter into, to perform all of his or her obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

4.             Shareholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholders Shares and nothing herein shall limit or affect any actions taken by a Stockholder in its capacity as a director or officer of the Company.

5.             Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

6.            Termination. This Agreement and the irrevocable proxies given herein shall terminate or partial terminate upon both parties consent or upon SEC requirement for Qualifying Listing.

7.            Miscellaneous.

(a)     Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b)   Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, provided that KIP may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of KIP, but no such assignment shall relieve KIP of its obligations hereunder if such assignee does not perform such obligations.

4

(c)    Amendments; Waivers. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

(d)     Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy or facsimile (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Stockholders:	At the addresses set forth opposite their names on
Schedule I hereto
If to KIP:

With a copy to:

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

(e)    Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(f)     No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

5

(g)    No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

(h)    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

(i)      Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(j)      Counterparts. This Agreement may be executed in counterparts, by facsimile or PDF, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

IN WITNESS WHEREOF, KIP and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

KIP Overseas Platform Expansion Fund

By:/s/ Baek Yer Hyun

Name: Baek Yer Hyun

Title: CEO

Stockholders:

/s/ James Pekarsky

James Pekarsky

Address: 657 Upton Street, Redwood City, CA 94061

Facsimile: (650) 900-4130

/s/ Anja Krammer

Anja Krammer

Address: P.O. Box 8167, Spokane, WA 99203

Facsimile: (650) 900-4130

6

Schedule I

Stockholder	Number of Shares
James Pekarsky	2,500,000
Anja Krammer	2,500,000